Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated July 9, 2009 (except for the change in accounting principle discussed in Note 36.o, as to which the date is October 9, 2009), relating to the consolidated financial statements of Brasil Telecom S.A., and the effectiveness of Brasil Telecom S.A.’s internal control over financial reporting (which report express (1) an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs referring to the fact that the financial statements for the prior periods have been restated for changes in Brazilian accounting practices in 2008 for comparative purposes, the plans for the merger of Brasil Telecom Participações S.A. into the Brasil Telecom S.A., the fact that the Company has restated its presentation of the reconciliations of differences between Brazilian accounting practices and accounting principles generally accepted in the United States of America of its shareholders’ equity as of December 31, 2007 and net income for the two years period then ended, and the adoption of certain provisions of Statement of Financial Accounting Standards 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51.” effective January 1, 2009, and (2) an adverse opinion on the effectiveness of internal control over financial reporting because of the effect of a material weakness identified by management relating to the financial statement closing process in connection with the reconciliations of shareholders’ equity and net income from Brazilian accounting practices to accounting principles generally accepted in the United States of America), appearing in the Annual Report on Form 20-F of Brasil Telecom S.A. for the year ended December 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu Auditores Independentes

Rio de Janeiro, December 7, 2009